UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011 (May 19, 2011)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Tennessee Commerce Bancorp, Inc. (the “Company”) was held on May 19, 2011.  Matters submitted for shareholder vote at the Annual Meeting and the voting results thereof were as follows:

Proposal 1:  Election of Directors.  The shareholders of the Company elected each of the Class III director nominees nominated by the Company’s board of directors to serve until the 2014 annual meeting of shareholders, by the following vote:

Director	For	Withheld	Broker Non-Votes
Paul W. Dierksen	6,739,506	345,505	2,979,035
Dennis L. Grimaud	6,763,515	375,705	2,979,035
Michael R. Sapp	5,948,915	1,190,305	2,979,035

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The Company’s shareholders ratified the appointment of KraftCPAs PLLC as the Company’s independent registered public accounting firm for fiscal year 2011 by the following vote:

For	Against	Abstain
9,291,730	286,431	78,623

Proposal 3: Approval of a Non-Binding Advisory Resolution of the Compensation of the Named Executive Officers.  The Company’s shareholders approved, in an advisory non-binding resolution, the compensation of certain of the Company’s executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
6,115,760	379,474	182,515	2,979,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: May 20, 2011